EXHIBIT 12(C)






                             TREASURY CASH PORTFOLIO
                              GOVERNMENT PORTFOLIO
                            GOVERNMENT CASH PORTFOLIO
                                 CASH PORTFOLIO
                            MUNICIPAL CASH PORTFOLIO



                                  ANNUAL REPORT

                                 AUGUST 31, 1998

- ------------------------------------------------------------------------------
TREASURY CASH PORTFOLIO
SCHEDULE OF INVESTMENTS
AUGUST 31, 1998
- ------------------------------------------------------------------------------

    FACE                   SECURITY
   AMOUNT                DESCRIPTION                           VALUE
- --------------  -------------------------------            -------------

U.S. TREASURY BILLS (A) (69.6%)
 $ 20,000,000   5.04%, 10/22/98                             $ 19,857,342
   15,000,000   5.09%, 12/24/98                               14,758,462
  150,000,000   5.43%, 9/15/98                               149,683,250
                                                           -------------
Total U.S Treasury Bills                                     184,299,054
                                                           -------------

REPURCHASE AGREEMENTS (30.4%)
     40,570,000 Bank of America, 5.78%, 9/1/98,
                   to be repurchased at $40,576,514;
                   Collateralized by $40,200,000 U.S.
                   Treasury Notes, 6.25%, 3/31/99             40,570,000


     40,000,000    Donaldson,  Lufkin & Jenrette
                   Securities Corp., 5.80%, 9/1/98
                   to be repurchased at $40,006,444;
                   Collateralized by $49,737,000 U.S.
                   Treasury  Strips  I/O,  4.87%,
                   11/15/09; $36,950,000 U.S. Treasury
                   Strips, I/O 5.37%, 2/15/17


                                                              40,000,000
                                                           -------------
Total Repurchase Agreements                                   80,570,000
                                                           -------------

Total Investments (B) (100.0%)                              $264,869,054
                                                           =============


(A)  Annualized yields at time of purchase.
(B)  Tax cost of investments is $264,869,054.






See Notes to Financial Statements and
Notes to Schedules of Investments.    15                   CORE TRUST (DELAWARE)

- ------------------------------------------------------------------------------
GOVERNMENT PORTFOLIO
SCHEDULE OF INVESTMENTS
AUGUST 31, 1998
- ------------------------------------------------------------------------------

    FACE                   SECURITY
   AMOUNT                DESCRIPTION                VALUE
- --------------  -------------------------------  ------------

U.S. GOVERNMENT SECURITIES (96.8%)

FEDERAL HOME LOAN BANK-
DISCOUNT NOTES (A) (30.1%)
  $ 1,000,000   5.48%, 9/2/98                      $ 999,851
    3,500,000   5.49%, 9/8/98                      3,496,325
    2,000,000   5.48%, 9/10/98                     1,997,310
    7,500,000   5.49%, 10/1/98                     7,466,376
                                                 ------------
Total Federal Home Loan Bank-Discount Notes       13,959,862
                                                 ------------

FEDERAL FARM CREDIT BUREAU-
DISCOUNT NOTES (A) (32.2%)
    2,500,000   5.51%, 9/16/98                     2,494,365
    9,000,000   5.51%, 9/18/98                     8,977,008
    3,500,000   5.50%, 9/21/98                     3,489,500
                                                 ------------
                                                 ------------
Total Federal Farm Credit Bureau-Discount Notes   14,960,873
                                                 ------------

STUDENT LOAN MARKETING ASSOCIATION (B) (34.5%)
   16,000,000   5.45%, 10/15/98                   16,000,000
                                                 ------------

Total U.S. Government Securities                  44,920,735
                                                 ------------

OTHER HOLDINGS (3.2%)
    1,507,597   Federated U.S. Treasury Cash
                   Reserve, 5.11%                  1,507,597
                                                 ------------

Total Investments (C) (100.0%)                   $ 46,428,332
                                                 ============



(A)  Annualized yields at time of purchase.
(B) Certain securities are deemed to have a maturity remaining until the next readjustment of the interest rate, the demand period or a combination of the longer of the demand period or readjustment. The interest rates shown reflect the rate in effect on August 31, 1998.
(C)  Tax cost of investments is $46,428,348.





See Notes to Financial Statements and
Notes to Schedules of Investments.   16                    CORE TRUST (DELAWARE)

- ------------------------------------------------------------------------------
GOVERNMENT CASH PORTFOLIO
SCHEDULE OF INVESTMENTS
AUGUST 31, 1998
- ------------------------------------------------------------------------------

    FACE                   SECURITY                                    FACE                  SECURITY
   AMOUNT                DESCRIPTION                VALUE             AMOUNT               DESCRIPTION
- --------------  -------------------------------  -------------     -------------  -------------------------------

U.S. GOVERNMENT SECURITIES (83.3%)                                 SMALL BUSINESS ADMINISTRATION (CONCLUDED)

FEDERAL FARM CREDIT BANK (B) (2.5%)                                 $ 1,739,665   Pool #503472, 6.25%, 8/25/21
  $18,000,000   5.30%, 4/1/99                    $ 18,000,000         1,067,337   Pool #503553, 6.13%, 11/25/21
                                                 -------------
                                                                      5,037,804   Pool #503671, 6.13%, 3/25/22
FEDERAL HOME LOAN BANK-                                               1,873,064   POOL #503754, 6.13%, 5/25/22
   DISCOUNT NOTES (A) (14.4%)                                         1,194,471   Pool #503780, 6.13%, 3/25/22
   35,000,000   5.40%, 11/4/98                     34,664,000         5,153,881   Pool #503882, 6.00%, 9/25/22
   20,000,000   5.33%, 2/1/99                      19,546,950         4,359,648   Pool #503892, 6.13%, 7/25/22
   20,000,000   5.32%, 2/3/99                      19,542,321         5,794,480   Pool #503909, 6.00%, 10/25/22
   30,000,000   5.33%, 2/12/99                     29,272,250         2,973,358   Pool #504015, 6.00%, 1/25/23
                                                 -------------
                                                 -------------
Total Federal Home Loan Bank-Discount Notes       103,025,521         5,254,135   Pool #504062, 6.00%, 2/25/23
                                                 -------------
                                                                      5,327,203   Pool #504074, 6.00%, 2/25/23
FEDERAL NATIONAL MORTGAGE ASSOCIATION-                                3,538,056   POOL #504203, 6.13%, 7/25/13
   DISCOUNT NOTES (A) (50.9%)                                      Total Small Business Administration
   50,000,000   5.42%, 9/10/98                     49,932,250
   35,318,000   5.41%, 10/1/98                     35,158,775      STUDENT LOAN MARKETING ASSOCIATION (0.7%)
   35,000,000   5.58%, 10/16/98                    34,763,750         5,000,000   5.26%, 1/13/99
   50,000,000   5.44%, 10/20/98                    49,629,777
   50,000,000   5.36%, 11/23/98                    49,382,111      Total U.S. Government Securities
   28,058,000   5.36%, 1/4/99                      27,535,810
   50,000,000   5.35%, 2/8/99                      48,811,112      REPURCHASE AGREEMENTS (16.7%)
   40,000,000   5.54%, 2/22/99                     38,971,467        59,500,000   Bankers Trust Co., 5.80%, 9/1/98,
   30,000,000   5.55%, 2/22/99                     29,227,875                        to be repurchased at $59,509,586;
                                                 -------------
Total Federal National Mortgage Association-                                         Collateralized by $52,102,000 U.S.
   Discount Notes                                 363,412,927                        Treasury Bonds, 6.50%, 11/15/26
                                                 -------------
                                                                     60,000,000   Bear, Stearns & Co., Inc., 5.78%,
FEDERAL NATIONAL MORTGAGE ASSOCIATION (3.5%)                                         9/1/98, to be repurchased at
   25,000,000   5.45%, 3/16/99                     25,000,000                        $60,009,633; Collateralized by
                                                 -------------
                                                                                     $19,380,000 U.S. Treasury Notes,
SMALL BUSINESS ADMINISTRATION (B) (11.3%)                                            6.13%, 12/31/01; $25,300,000 U.S.
      308,114   Pool #500545, 8.38%, 3/25/03          308,114                        Treasury Bonds, 10.63%, 8/15/15
      315,984   Pool #500746, 7.75%, 11/25/01         315,984
      916,751   Pool #501077, 7.00%, 11/25/14         923,821      Total Repurchase Agreements
    2,465,304   Pool #501308, 7.00%, 10/25/15       2,518,496
    2,811,122   Pool #501543, 6.88%, 7/25/16        2,822,268      Total Investments (C) (100.0%)
      424,567   Pool #501628, 8.38%, 9/25/04          424,567
    1,187,786   Pool #501690, 6.63%, 12/25/16       1,197,107      (A) Annualized yields at time of purchase.
    1,927,861   Pool #501898, 6.75%, 7/25/17        1,936,198      (B) Certain securities are deemed to have a maturity remaining
    5,581,658   Pool #502150, 6.50%, 2/25/18        5,664,269          until the next readjustment of the interest rate, the demand
      305,607   Pool #502161, 6.50%, 2/25/18          306,264          period or a combination of the longer of the demand period or
    2,752,875   Pool #502208, 6.50%, 2/25/18        2,797,075          readjustment.  The interest rates shown reflect the rate in
    1,620,060   Pool #502306, 6.50%, 2/25/18        1,644,270          effect on August 31, 1998.
    1,977,575   Pool #502613, 6.50%, 4/25/19        1,977,575      (C) Tax cost of investments is $714,527,744.
    1,092,686   Pool #503058, 6.38%, 7/25/15        1,092,686
    1,706,555   Pool #503082, 6.38%, 8/25/20        1,706,555
    1,580,958   Pool #503120, 6.38%, 11/25/20       1,580,958
      461,643   Pool #503121, 6.38%, 8/25/15          461,643
    2,696,003   Pool #503232, 6.13%, 12/25/15       2,696,003
      950,552   Pool #503278, 6.13%, 2/25/21          950,518
    2,900,520   Pool #503431, 6.25%, 7/25/21        2,902,187
    3,035,608   Pool #503461, 6.25%, 9/25/21        3,037,480

See Notes to Financial Statements
and Notes to Schedules of Investment. 17                   CORE TRUST (DELAWARE)

- ------------------------------------------------------------------------------
CASH PORTFOLIO
SCHEDULE OF INVESTMENTS
AUGUST 31, 1998
- ------------------------------------------------------------------------------

    FACE                   SECURITY                                   FACE                  SECURITY
   AMOUNT                DESCRIPTION                VALUE            AMOUNT               DESCRIPTION                 VALUE
- --------------  -------------------------------  ------------      ------------  -------------------------------  --------------

U.S. GOVERNMENT SECURITIES (8.7%)                                  COMMERCIAL PAPER (CONCLUDED)

FEDERAL HOME LOAN BANK-                                            $ 10,000,000  International Lease Finance Corp.,
   DISCOUNT NOTES (A) (3.2%)                                                        5.56%, 10/14/98                 $ 9,934,545
 $ 20,000,000   5.32%, 2/3/99                    $ 19,542,321       15,000,000   Merrill Lynch & Co., Inc.,
                                                 ------------                       5.51%, 10/9/98                   14,912,758
                                                                    10,000,000   Merrill Lynch & Co., Inc., 5.50%,
SMALL BUSINESS ADMINISTRATION (B) (5.5%)                                            10/30/98                          9,909,862
      267,344   Pool #500536, 7.50%, 5/25/13         271,172        14,000,000   Monsanto Co., 5.49%, 10/8/98        13,921,005
      510,939   Pool #500730, 8.38%, 2/25/04         518,751        11,000,000   Monsanto Co., 5.48%, 12/8/98        10,835,905
    1,039,579   Pool #501733, 6.50%, 2/25/17       1,059,150         5,000,000   Monsanto Co., 5.47%, 1/28/99         4,886,802
    1,075,499   Pool #501989, 6.63%, 10/25/12      1,081,013        25,000,000   Prudential Funding Corp., 5.47%,
      289,483   Pool #502914, 6.50%, 3/25/15         289,765                        1/21/99                          24,460,597
    1,846,572   Pool #503121, 6.38%, 9/25/15       1,846,572        25,000,000   Salomon Smith Barney Holdings,
    4,645,734   Pool #503429, 6.25%, 6/25/16       4,645,734                        5.51%, 10/15/98                  24,831,638
      758,902   Pool #503461, 6.25%, 9/25/21         759,377        28,000,000   Transamerica Financial Corp., 5.47%,
    3,932,381   Pool #503553, 6.13%, 11/25/21      3,921,933                        12/15/98                         27,553,283
    2,809,596   Pool #503754, 6.13%, 5/25/22       2,809,596         2,000,000   Transamerica Financial Corp., 5.47%,
    4,925,248   Pool #503882, 6.00%, 9/25/22       4,919,307                        1/26/99                           1,955,330
                                                                                                                  --------------
                                                                                                                  --------------
    5,454,681   Pool #503912, 6.00%, 10/25/22      5,451,390       Total Commercial Paper                           335,991,351
                                                                                                                  --------------
    5,680,350   Pool #504015, 6.00%, 1/25/23       5,678,613
                                                 ------------
                                                 ------------
Total Small Business Administration               33,252,373       CORPORATE NOTES (B) (4.1%)
                                                 ------------
                                                                    15,000,000   Bear, Stearns & Co., Inc., 5.64% V/R,
Total U.S. Government Securities                  52,794,694                        1/6/99                           15,000,000
                                                 ------------
                                                                    10,000,000   Bear, Stearns & Co., Inc., 5.63% V/R,
BANKERS ACCEPTANCES (A) (2.9%)                                                      4/6/99                           10,000,000
                                                                                                                  --------------
                                                                                                                  --------------
   11,000,000   Bank of America, 5.53%, 2/16/99   10,723,828       Total Corporate Notes                             25,000,000
                                                                                                                  --------------
    7,000,000   Bank of America, 5.53%, 2/17/99    6,823,207
                                                 ------------
                                                 ------------
Total Bankers Acceptances                         17,547,035       REPURCHASE AGREEMENTS (28.2%)
                                                 ------------
                                                                    85,650,000   Bankers Trust New York Corp.,
CERTIFICATES  OF  DEPOSITS  (B)  (0.7%)                                          5.80%,  9/1/98,  to be  repurchased  at
    4,000,000 Bankers Trust New York Co.,                                        $85,663,799; Collateralized by U.S.
                   5.64%, 9/11/98                  3,999,988                     Treasury Bonds, 11.75%, 11/15/14;
                                                 ------------                    $75,000,000 U.S. Treasury Bonds,
                                                                                 6.50%, 11/15/26                     85,650,000
COMMERCIAL PAPER (A) (55.4%)
   25,000,000   American Express Credit Corp.,                      85,000,000   Bear, Stearns & Co., Inc., 5.78%, 9/1/98,
                   5.48%, 9/16/98                 24,942,917                     to be repurchased at $85,013,647;
   25,000,000   Associates Corp. of North America,                               Collateralized by $6,035,000 U.S.
                   5.48%, 9/16/98                 24,942,917                     Treasury Notes, 6.13%, 12/31/01;
   25,000,000   CIT Group Holdings, Inc., 5.49%,                                 $50,000,000 U.S. Treasury Bonds,
                   9/30/98                        24,889,438                     10.63%, 8/15/15                     85,000,000
                                                                                                                  --------------
   25,000,000   Caterpillar Financial Services Corp.,
                   5.57%, 2/22/99                 24,345,085       Total Repurchase Agreements                      170,650,000
                                                                                                                  --------------
   28,000,000   Ford Motor Credit Co., 5.47%,
                    2/8/99                        27,319,290       Total Investments (C) (100.0%)                  $605,983,068
    7,000,000   General Electric Capital Corp., 5.50%,                                                            ==============
                   9/14/98                         6,986,097
   20,000,000   General Electric Capital Corp., 5.47%,             (A) Annualized yields at time of purchase.
                   1/20/99                        19,571,518       (B) Certain securities are deemed to have a maturity remaining
   25,000,000   General Motors Acceptance Corp.,                       until  the next readjustment of the interest rate, the demand
                   5.50%, 10/5/98                 24,870,139           period or a combination of the longer of the demand period or
   15,000,000   International Lease Finance Corp.,                     readjustment.  The interest rates shown reflect the rate in
                   5.49%, 10/5/98                 14,922,225           effect  on August 31, 1998.
                                                                   (C) Tax cost of investments is $605,984,702.


See Notes to Financial Statements and
Notes to Schedules of Investments.     18                  CORE TRUST (DELAWARE)

- ------------------------------------------------------------------------------
MUNICIPAL CASH PORTFOLIO
SCHEDULE OF INVESTMENTS
AUGUST 31, 1998
- ------------------------------------------------------------------------------

    FACE                   SECURITY                                    FACE                 SECURITY
   AMOUNT                DESCRIPTION                VALUE             AMOUNT               DESCRIPTION               VALUE
- --------------  -------------------------------  ------------      -------------  ------------------------------  -------------

MUNICIPAL SECURITIES (98.0%) (A)                                   MUNICIPAL SECURITIES (CONTINUED)

ALABAMA (4.8%)                                                     NEVADA (4.8%)
  $ 1,000,000   Columbia, AL, IDA, Alabama                          $ 1,000,000   Clark County, NV, Airport RV, MBIA
                   Power Company, PCR RV                                             insured, 3.15% V/R, 7/1/12       $ 1,000,000
                                                                                                                     -------------
                   Series D, 3.30% V/R, 10/1/22     $ 1,000,000
                                                    ------------
                                                                   NEW JERSEY (14.7%)
ARIZONA (4.8%)                                                        1,000,000   New Jersey EDA, Water Facilities RV,
    1,000,000   Arizona Health Facilities Authority                                  Elizabethtown Water Co. Project,
                   RV, Pooled Loan Programs,                                         Series B, AMBAC insured, 3.05%
                   FGIC insured, 3.30% V/R, 10/1/15    1,000,000                         V/R, 6/1/27                    1,000,000
                                                    ------------
                                                                      1,000,000   New Jersey State Highway Authority
CALIFORNIA (4.8%)                                                                    Garden State Parkway, GO, Series
    1,000,000   Los Angeles, CA, Tax & Revenue                                       Parkway, 7.25%, 1/1/16          1,031,782
                   Anticipation Notes, 4,00%, 6/30/99  1,003,826      1,000,000   New Jersey State Turnpike Authority,
                                                    ------------
                                                                                     Turnpike RV, Series D, FGIC
CONNECTICUT (4.8%)                                                                   insured, 2.90% V/R, 1/1/18         1,000,000
                                                                                                                     -------------
    1,000,000   Connecticut Health & Education                                                                          3,031,782
                                                                                                                     -------------
                   Facilities Authority, Yale University,
                   Series T, 3.20% V/R, 7/1/29         1,000,000       NEW YORK (9.6%)
                                                    ------------
                                                                      1,000,000   Long Island Power Authority, NY,
FLORIDA (9.6%)                                                                       Electric System RV, Series 6, 3.30%
    1,000,000   Alachua County, FL, Health Facilities                                V/R, 5/1/33                        1,000,000
                   Authority, Health Facilities RV,                   1,000,000   New York, NY, IDA RV, Field Hotel
                   Shands Teaching Hospital, Series                                  Association, JFK Project, 2.90%
                   B, 3.22% V/R, 12/1/26               1,000,000                         V/R, 12/1/15                   1,000,000
                                                                                                                     -------------
    1,000,000   Tampa, FL, Occupational License                                                                         2,000,000
                                                                                                                     -------------
                   Tax RV, Series A, FGIC-SPI
                   insured, 3.22%, 10/1/18             1,000,000       NORTH CAROLINA (8.8%)
                                                    ------------
                                                       2,000,000      1,000,000   Charlotte, NC, Airport RV, Series A,
                                                    ------------
                                                                                     MBIA insured, 3.25% V/R, 7/1/17    1,000,000
GEORGIA (4.8%)                                                          800,000   Winston-Salem, NC, Water & Sewer
    1,000,000   Burke County, GA, Development                                        Systems RV, 3.20% V/R, 6/1/14        800,000
                                                                                                                     -------------
                   Authority, Pollution Control RV,                                                                     1,800,000
                                                                                                                     -------------
                   Ogelthorpe Power Corporation,
                   3.15%  V/R, 1/1/16              1,000,000       PENNSYLVANIA (4.8%)
                                                 ------------
                                                                      1,000,000   Pennsylvania State HEHFA, Health
ILLINOIS (4.8%)                                                                      Services RV, University of
    1,000,000   Illinois HFA RV, Advocate Health                                     Pennsylvania, 3.40% V/R, 1/1/24    1,000,000
                                                                                                                     -------------
                   Care, 3.25% V/R, 8/15/22        1,000,000
                                                 ------------
                                  Texas (7.3%)
KENTUCKY (4.8%)                                                         500,000   State of Texas, HEFA RV, Higher
    1,000,000   Kentucky EDA, Hospital Facilities                                    Education Authority, 3.30% V/R,
                   RV, Health Alliance Project, Series                               12/1/27                              500,000
                   C, MBIA insured, 3.30% V/R, 1/1/22  1,000,000      1,000,000   State of Texas, GO Bonds, Veterans
                                                 ------------
                                                                                     Housing Assistance Fund, Series
                                                                                     I, 3.15% V/R, 12/1/16              1,000,000
                                                                                                                     -------------
                                                                                                                        1,500,000
                                                                                                                     -------------

See Notes to Financial Statements and
Notes to Schedules of Investments.    19                   CORE TRUST (DELAWARE)

- ------------------------------------------------------------------------------
MUNICIPAL CASH PORTFOLIO
SCHEDULE OF INVESTMENTS
AUGUST 31, 1998 (Concluded)
- ------------------------------------------------------------------------------

    FACE                   SECURITY
   AMOUNT                DESCRIPTION                VALUE
- --------------  -------------------------------  ------------

MUNICIPAL SECURITIES (CONCLUDED)

WASHINGTON (4.8%)
    1,000,000   Washington State, GO Bonds, Series
                   VR 96B, 3.40% V/R, 6/1/20       1,000,000
                                                 ------------

Total Municipal Securities                        20,335,608
                                                 ------------

OTHER HOLDINGS (2.0%)
      404,000   Federated Municipal Obligations
                   Fund - Institutional Shares, 3.40%404,000
                                                 ------------

Total Investments (B) (100.0%)                   $ 20,739,608
                                                 ============



(A) Certain securities are deemed to have a maturity remaining until the next readjustment of the interest rate, the demand period or a combination of the longer of the demand period or readjustment. The interest rates shown reflect the rate in effect on August 31, 1998.
(B)  Tax cost of investments is $20,739,608.



See Notes to Financial Statements and
Notes to Schedules of Investments.   20                    CORE TRUST (DELAWARE)

- ------------------------------------------------------------------------------


NOTES TO SCHEDULES OF INVESTMENTS
- ------------------------------------------------------------------------------

AMBAC          American Municipal Bond Assurance Corporation
EDA            Economic Development Authority
FFCB           Federal Farm Credit Bureau
FGIC           Financial Guaranty Insurance Company
FGIC-SPI       Financial Guaranty Insurance Company-Securities Purchase, Inc.
FHLB           Federal Home Loan Bank
GO             General Obligation
HEFA           Higher Education Facilities Authority
HEHFA          Higher Education & Health Facilities Authority
HFA            Housing Finance Authority
IDA            Industrial Development Authority
MBIA           Municipal Bond Insurance Association
MFHR           Multi-Family Housing Revenue
PCR            Pollution Control Revenue
RV             Revenue Bonds
SLMA           Student Loan Marketing Association
V/R            Variable Rate




See Notes to Financial Statements. 21                      CORE TRUST (DELAWARE)

- ------------------------------------------------------------------------------

STATEMENTS OF ASSETS AND LIABILITIES
AUGUST 31, 1998
- ------------------------------------------------------------------------------

                                          TREASURY                            GOVERNMENT                            MUNICIPAL
                                            CASH            GOVERNMENT           CASH               CASH               CASH
                                          PORTFOLIO         PORTFOLIO          PORTFOLIO          PORTFOLIO         PORTFOLIO
                                       ----------------  -----------------  ----------------   ----------------  -----------------

ASSETS:
    Investments: (Note 2)
       Securities                        $ 184,299,054       $ 46,428,332     $ 595,026,188      $ 435,333,068       $ 20,739,608
       Repurchase agreements at cost        80,570,000                  -       119,500,000        170,650,000                  -
                                       ----------------  -----------------  ----------------   ----------------  -----------------

    Total investments at value             264,869,054         46,428,332       714,526,188        605,983,068         20,739,608

    Cash                                        18,156                  -            12,272             17,591              1,659
    Interest and other receivables              12,958            340,000         2,688,859          1,413,946             95,284
    Organization costs, net of
       amortization (Note 2)                       479                  -             8,779              2,374                  -
                                       ----------------  -----------------  ----------------   ----------------  -----------------

Total assets                               264,900,647         46,768,332       717,236,098        607,416,979         20,836,551
                                       ----------------  -----------------  ----------------   ----------------  -----------------

LIABILITIES:
    Payable to adviser (Note 3)                  7,678              1,844            24,524             18,592                881
    Payable to administrator (Note 3)           30,255                  -            34,722             26,323                  -
    Accrued expenses and other liabilities      17,767              3,502            52,495             31,220              1,196
                                       ----------------  -----------------  ----------------   ----------------  -----------------

Total liabilities                               55,700              5,346           111,741             76,135              2,077
                                       ----------------  -----------------  ----------------   ----------------  -----------------

NET ASSETS                               $ 264,844,947       $ 46,762,986     $ 717,124,357      $ 607,340,844       $ 20,834,474
                                       ================  =================  ================   ================  =================

COMPONENTS OF NET ASSETS:
    Interestholders capital                264,844,947         46,762,986       717,124,357        607,340,844         20,834,474
                                       ----------------  -----------------  ----------------   ----------------  -----------------

NET ASSETS                               $ 264,844,947       $ 46,762,986     $ 717,124,357      $ 607,340,844       $ 20,834,474
                                       ================  =================  ================   ================  =================




See Notes to Financial Statements.  22                     CORE TRUST (DELAWARE)

- ------------------------------------------------------------------------------

STATEMENTS OF OPERATIONS
FOR THE YEAR OR PERIOD ENDED AUGUST 31, 1998 (Note 1)
- ------------------------------------------------------------------------------

                                           TREASURY                            GOVERNMENT                           MUNICIPAL
                                             CASH           GOVERNMENT            CASH              CASH               CASH
                                          PORTFOLIO          PORTFOLIO         PORTFOLIO          PORTFOLIO         PORTFOLIO
                                       -----------------  ----------------  -----------------  ----------------   ---------------

INVESTMENT INCOME:
    Interest income                         $ 8,226,210       $ 2,577,969       $ 35,902,478      $ 24,178,266         $ 126,858
                                       -----------------  ----------------  -----------------  ----------------   ---------------

EXPENSES:
    Investment advisory (Note 3)                 55,735            23,813            238,860           158,716             1,937
    Administration (Note 3)                      74,964            28,796            317,754           212,800             1,937
    Custody                                      37,482            14,176            158,877           106,400               969
    Accounting (Note 3)                          48,000            48,000             48,000            48,000             8,800
    Legal (Note 3)                                3,826             2,943              4,848             4,551                 5
    Audit                                         9,522            15,000             22,255            17,758             9,500
    Trustees                                        565             1,290              2,723             1,615               318
    Rating fees                                  22,000                 -                  -                 -                 -
    Amortization of organization costs              239                 -              4,390             1,187                 -
    Miscellaneous                                 2,259             4,169              6,661             5,331                23
                                       -----------------  ----------------  -----------------  ----------------   ---------------

Total expenses                                  254,592           138,187            804,368           556,358            23,489
    Expenses reimbursed and fees
       waived (Note 4)                          (29,678)          (66,742)                 -                 -           (19,842)
                                       -----------------  ----------------  -----------------  ----------------   ---------------
Net expenses                                    224,914            71,445            804,368           556,358             3,647
                                       -----------------  ----------------  -----------------  ----------------   ---------------

NET INVESTMENT INCOME                         8,001,296         2,506,524         35,098,110        23,621,908           123,211
                                       -----------------  ----------------  -----------------  ----------------   ---------------

NET REALIZED GAIN (LOSS) ON
    INVESTMENTS                                   9,432           (21,088)           (43,555)              853                 -
                                       -----------------  ----------------  -----------------  ----------------   ---------------

NET INCREASE IN NET ASSETS
    RESULTING FROM OPERATIONS               $ 8,010,728       $ 2,485,436       $ 35,054,555      $ 23,622,761         $ 123,211
                                       =================  ================  =================  ================   ===============




See Notes to Financial Statements.  23                     CORE TRUST (DELAWARE)

- ------------------------------------------------------------------------------

STATEMENT OF CHANGES IN NET ASSETS
FOR THE YEAR ENDED MARCH 31, 1997, THE PERIOD ENDED AUGUST 31, 1997 AND THE YEAR ENDED AUGUST 31, 1998
- ------------------------------------------------------------------------------



                                                                            GOVERNMENT
                                                                            PORTFOLIO
                                                                         -----------------

NET ASSETS - March 31, 1996                                                  $ 43,296,823
- --------------------------------------------------------------           -----------------

OPERATIONS:
    Net investment income                                                       2,081,727
    Net realized loss on investments sold                                          (1,082)
                                                                         -----------------
       Net increase in net assets resulting from operations                     2,080,645
                                                                         -----------------

TRANSACTIONS IN INVESTORS' BENEFICIAL INTEREST:
    Contributions                                                              54,385,867
    Withdrawals                                                               (55,579,050)
                                                                         -----------------
       Net transactions in investors' beneficial interests                     (1,193,183)
                                                                         -----------------

       Net increase in net assets                                                 887,462
                                                                         -----------------

NET ASSETS - March 31, 1997                                                  $ 44,184,285
- --------------------------------------------------------------           -----------------

OPERATIONS:
    Net investment income                                                         925,794
    Net realized gain on investments sold                                          15,133
                                                                         -----------------
       Net increase in net assets resulting from operations                       940,927
                                                                         -----------------

TRANSACTIONS IN INVESTORS' BENEFICIAL INTEREST:
    Contributions                                                              22,743,917
    Withdrawals                                                               (23,547,717)
                                                                         -----------------
       Net transactions in investors' beneficial interests                       (803,800)
                                                                         -----------------

       Net increase in net assets                                                 137,127
                                                                         -----------------

NET ASSETS - August 31, 1997 (Note 1)                                        $ 44,321,412
- --------------------------------------------------------------           -----------------

OPERATIONS:
    Net investment income                                                       2,506,524
    Net realized loss on investments sold                                         (21,088)
                                                                         -----------------
       Net increase in net assets resulting from operations                     2,485,436
                                                                         -----------------

TRANSACTIONS IN INVESTORS' BENEFICIAL INTEREST:
    Contributions                                                             145,773,098
    Withdrawals                                                              (145,816,960)
                                                                         -----------------
       Net transactions in investors' beneficial interests                        (43,862)
                                                                         -----------------

       Net increase in net assets                                               2,441,574
                                                                         -----------------

NET ASSETS - August 31, 1998                                                 $ 46,762,986
- --------------------------------------------------------------           =================



See Notes to Financial Statements.  24                     CORE TRUST (DELAWARE)

- ------------------------------------------------------------------------------

STATEMENTS OF CHANGES IN NET ASSETS
FOR THE YEARS ENDED AUGUST 31, 1997 AND 1998 (Concluded) (Note 1)
- ------------------------------------------------------------------------------


                                                             TREASURY         GOVERNMENT                            MUNICIPAL
                                                               CASH              CASH               CASH               CASH
                                                            PORTFOLIO          PORTFOLIO         PORTFOLIO          PORTFOLIO
                                                         -----------------  ----------------  -----------------  -----------------

NET ASSETS - August 31, 1996                                 $ 83,471,666     $ 508,099,794      $ 126,282,923                $ -
- -----------------------------------------------------    -----------------  ----------------  -----------------  -----------------

OPERATIONS:
    Net investment income                                       2,525,129        27,216,340         10,105,993                  -
    Net realized gain (loss) on investments sold                    2,441           (27,824)            (8,648)                 -
                                                         -----------------  ----------------  -----------------  -----------------
       Net increase in net assets resulting from operations     2,527,570        27,188,516         10,097,345                  -
                                                         -----------------  ----------------  -----------------  -----------------

TRANSACTIONS IN INVESTORS' BENEFICIAL INTEREST:
    Contributions                                             292,088,302     1,552,918,166        633,698,622                  -
    Withdrawals                                              (306,985,018)   (1,611,437,731)      (510,587,879)                 -
                                                         -----------------  ----------------  -----------------  -----------------
       Net transactions in investors' beneficial interests    (14,896,716)      (58,519,565)       123,110,743                  -
                                                         -----------------  ----------------  -----------------  -----------------

       Net increase (decrease) in net assets                  (12,369,146)      (31,331,049)       133,208,088                  -
                                                         -----------------  ----------------  -----------------  -----------------

NET ASSETS - August 31, 1997                                 $ 71,102,520     $ 476,768,745      $ 259,491,011                $ -
- -----------------------------------------------------    -----------------  ----------------  -----------------  -----------------

OPERATIONS:
    Net investment income                                       8,001,296        35,098,110         23,621,908            123,211
    Net realized gain (loss) on investments sold                    9,432           (43,555)               853                  -
                                                         -----------------  ----------------  -----------------  -----------------
       Net increase in net assets resulting from operations     8,010,728        35,054,555         23,622,761            123,211
                                                         -----------------  ----------------  -----------------  -----------------

TRANSACTIONS IN INVESTORS' BENEFICIAL INTEREST:
    Contributions                                             630,794,381     1,930,394,761      1,309,647,918         22,849,987
    Withdrawals                                              (445,062,682)   (1,725,093,704)      (985,420,846)        (2,138,724)
                                                         -----------------  ----------------  -----------------  -----------------
       Net transactions in investors' beneficial interests    185,731,699       205,301,057        324,227,072         20,711,263
                                                         -----------------  ----------------  -----------------  -----------------

       Net increase in net assets                             193,742,427       240,355,612        347,849,833         20,834,474
                                                         -----------------  ----------------  -----------------  -----------------

NET ASSETS - August 31, 1998                                $ 264,844,947     $ 717,124,357      $ 607,340,844       $ 20,834,474
- -----------------------------------------------------    =================  ================  =================  =================




See Notes to Financial Statements.  25                     CORE TRUST (DELAWARE)

- ------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS
AUGUST 31, 1998
- ------------------------------------------------------------------------------

NOTE 1.  SUMMARY OF ORGANIZATION

Core Trust (Delaware) ("Core Trust") was organized as a Delaware business trust on September 1, 1994. Core Trust, which is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "Act"), currently has twenty-one separate investment portfolios. These financial statements relate to Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio, Cash Portfolio and Municipal Cash Portfolio (each a "Portfolio" and collectively the "Portfolios"), each of which is diversified. Government Portfolio commenced operations on February 21, 1996, Municipal Cash Portfolio commenced operations on June 25, 1998 and the other Portfolios commenced operations on September 1, 1995. Interests in the Portfolios are sold in private placement transactions without any sales charge to institutional clients, including open-end management investment companies. On May 25, 1998, Treasury Portfolio was renamed Government Portfolio.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements are prepared in accordance with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of increase and decrease in net assets from operations during the fiscal period. Actual results could differ from those estimates. The following represent significant accounting policies of the Portfolios:

SECURITY VALUATION - Core Trust determines the net asset value per share of each Portfolio as of 4:00 p.m., Eastern time, on each business day, utilizing the amortized cost method pursuant to Rule 2a-7 under the Act. Under this method, all investments purchased at a discount or premium are valued by accreting or amortizing, respectively, the difference between the original purchase price and the maturity value of the investment over the period to the investment's maturity.

REPURCHASE AGREEMENTS - The Portfolios may invest in repurchase agreements. Each Portfolio, through its custodian, receives delivery of the underlying collateral, whose market value must always equal or exceed the repurchase price. The investment adviser is responsible for determining the value of the underlying collateral. In the event of default, a Portfolio may have difficulties with the disposition of such securities held as collateral.

ORGANIZATIONAL COSTS - The costs incurred by Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio with their organization have been capitalized and are being amortized using the straight-line method over a five year period beginning on the commencement of each Portfolio's operations.

FEDERAL TAXES - The Portfolios are not required to pay federal income taxes on their net investment income and net capital gain, as they are treated as partnerships for federal income tax purposes. All interest, dividends, gain and loss of a Portfolio are deemed to have been "passed through" to the partners in proportion to their interest in the Portfolio regardless of whether such interest, dividends or gain have been distributed by the Portfolio.

SECURITIES TRANSACTIONS, INTEREST INCOME AND REALIZED GAIN AND LOSS - Investment securities transactions are recorded on a trade date basis, interest income is accrued as earned and realized gain and loss on investments sold are recorded on the basis of identified cost. The cost basis of investments for federal income tax purposes at August 31, 1998 is the same as for financial reporting purposes.


                                       26                  CORE TRUST (DELAWARE)

- ------------------------------------------------------------------------------

AUGUST 31, 1998
- ------------------------------------------------------------------------------

NOTE 3. INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT ADVISER - The investment adviser of each Portfolio is Forum Investment Advisors, LLC ("Forum Advisors"). Prior to January 2, 1998, Linden Asset Management ("Linden") served as investment adviser to Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio. On January 2, 1998, Forum Advisors, Inc. acquired Linden and reorganized as Fourm Advisors.

Forum Advisors receives an advisory fee from Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio based upon the total average daily net assets of those Portfolios ("Total Portfolio Assets") that is calculated on a cumulative basis at the following annual rates: 0.06% for the first $200 million of Total Portfolio Assets, 0.04% of the next $300 million of Total Portfolio Assets and 0.03% of the remaining Total Portfolio Assets. Forum Advisors receives an advisory fee from Government Portfolio and Municipal Cash Portfolio at an annual rate of 0.05% of the average daily net assets of each Portfolio.

ADMINISTRATOR - The administrator of each Portfolio is Forum Administrative Services, LLC ("FAdS"). For its administrative services and facilities, FAdS receives from each Portfolio an administration fee at an annual rate of 0.05% of the average daily net assets of each Portfolio. In addition, certain legal expenses are charged to the Portfolios by FAdS. For the year ended August 31, 1998, the respective amounts charged to, Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio and Cash Portfolio were $48, $369, $319 and $162.

PLACEMENT AGENT - Forum Financial Services, Inc. ("FFSI"), a registered broker-dealer and a member of the National Association of Securities Dealers, Inc., acts as each Portfolio's placement agent.

OTHER SERVICE PROVIDERS - Forum Accounting Services, LLC ("FAcS") serves as the Portfolios' fund accountant and interestholder recordkeeper. For these services, FAcS receives a fee from each Portfolio of $48,000 per year, plus additional amounts depending on the number and type of portfolio transactions and number of interest holders.

NOTE 4.  WAIVER OF FEES AND REIMBURSEMENT OF EXPENSES

FAdS and FAcS have voluntarily waived a portion of their fees and have assumed certain expenses of the Portfolios. For the year ended August 31, 1998, fees waived and expenses reimbursed were as follows:

                                             Administration      Accounting         Expense
                                                 Fee                Fee            Reimbursed        Total
                                             --------------      ----------        ----------        -----
Treasury Cash Portfolio                          $ 29,678        $        -       $         -       $29,678
Government Portfolio                               28,796            37,946                 -        66,742
Municipal Cash Portfolio                            1,937             8,800             9,105        19,842


                                       27                  CORE TRUST (DELAWARE)

- ------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS (Concluded)
AUGUST 31, 1998
- ------------------------------------------------------------------------------

NOTE 5.  INCOME AND EXPENSE RATIOS

Income and expense ratios are presented below. During certain periods, various fees were waived and expenses reimbursed. The ratio of Gross Expenses to Average Net Assets reflects the expense ratio excluding waivers and reimbursements, if any. All ratios for a period of less than a year are annualized.

                                                                                          Ratios to Average Net Assets
                                                                                          ----------------------------
                                                                                                     Net
                                                                                                  Investment        Gross
                                                                                      Expenses      Income         Expenses
                                                                                      --------      ------         --------
Treasury Cash Portfolio
       Year Ended August 31, 1998....................................................... 0.15%       5.34%          0.17%
       Year Ended August 31, 1997....................................................... 0.15%       5.20%          0.18%
       Year Ended August 31, 1996....................................................... 0.15%       5.30%          0.20%
Government Portfolio
       Year Ended August 31, 1998....................................................... 0.15%       5.26%          0.29%
       Period Ended August 31, 1997 (annualized)........................................ 0.15%       5.11%          0.36%
       Year Ended March 31, 1997........................................................ 0.15%       5.04%          0.33%
       Period Ended March 31, 1996.(annualized)  ....................................... 0.15%       4.99%          0.60%
Government Cash Portfolio
       Year Ended August 31, 1998....................................................... 0.13%       5.52%          0.13%
       Year Ended August 31, 1997....................................................... 0.14%       5.38%          0.14%
       Year Ended August 31, 1996....................................................... 0.14%       5.49%          0.14%
Cash Portfolio
       Year Ended August 31, 1998....................................................... 0.13%       5.55%          0.13%
       Year Ended August 31, 1997....................................................... 0.15%       5.45%          0.15%
       Year Ended August 31, 1996....................................................... 0.15%       5.50%          0.16%
Municipal Cash Portfolio
       Period Ended August 31, 1998 (annualized)........................................ 0.09%       3.18%          0.61%

NOTE 6.  SPECIAL MEETING OF INTERESTHOLDERS (Unaudited)

The following matter was submitted to a vote of interestholders of each of Treasury Cash Portfolio, Government Cash Portfolio and Cash Portfolio at a special meeting held December 12, 1997 and then continued on December 18, 1997: to approve a new Investment Advisory Agreement between Core Trust and Forum Advisors. Interests in each of the portfolios were voted as follows: Treasury Cash Portfolio - 99.63% For; 0.37% Against; Government Cash Portfolio - 99.00% For; 1.00% Against; Cash Portfolio - 96.45% For; 3.55% Against.



                                       28                  CORE TRUST (DELAWARE)

- ------------------------------------------------------------------------------


INDEPENDENT AUDITORS' REPORT
- ------------------------------------------------------------------------------


The Trustees and Interestholders
Core Trust (Delaware)


We have audited the accompanying statements of assets and liabilities of Treasury Cash Portfolio, Government Portfolio (formerly Treasury Portfolio), Government Cash Portfolio, Cash Portfolio and Municipal Cash Portfolio, five series of Core Trust (Delaware) (the Portfolios), including the schedules of investments, as of August 31, 1998, and the related statements of operations for the year then ended for Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio, and Cash Portfolio, and for the period from June 25, 1998 (commencement of operations) to August 31, 1998 for Municipal Cash Portfolio, and the statements of changes in net assets for each of the years in the two-year period then ended for Treasury Cash Portfolio, Government Cash Portfolio, Cash Portfolio, the year then ended and the period from April 1, 1997 to August 31, 1997 for Government Portfolio, and the period from June 25, 1998 to August 31, 1998 for Municipal Cash Portfolio. These financial statements are the responsibility of the Portfolios' management. Our responsibility is to express an opinion on these financial statements based on our audits. The statement of changes in net assets for the year ended March 31, 1997 and the income and expense ratios for the periods indicated in Note 5 ending prior to April 1, 1997 for Government Portfolio, were audited by other auditors whose report dated May 9, 1997 expressed an unqualified opinion on that financial statement and those income and expense ratios.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of August 31, 1998 by correspondence with the custodians. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Treasury Cash Portfolio, Government Portfolio, Government Cash Portfolio, Cash Portfolio and Municipal Cash Portfolio of Core Trust as of August 31, 1998, the results of their operations and changes in their net assets for the periods indicated above, in conformity with generally accepted accounting principles.



                                            KPMG Peat Marwick LLP


Boston, Massachusetts
October 6, 1998


                                       29                  CORE TRUST (DELAWARE)